Exhibit 3.216

ATLANTIC SCREAM LLC

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of February 6, 2007 (this “Agreement”),

adopted by Atlantic Recording Corporation, a Delaware corporation, as the member.

Preliminary Statement

The members have formed a limited liability company (the “Company”) under the Delaware Limited Liability Company Act (the “Act”) for the purpose of engaging in any lawful act or activity for which a limited liability company may be organized under the Act.

Accordingly, the members hereby adopt the following as the “Operating Agreement” of the Company within the meaning of the Act:

1. Formation. The Company has been previously formed as a limited liability company pursuant to the provisions of the Act by Todd A. Finger, an authorized person, by the filing of the Certificate of Formation for the Company with the Secretary of State of the State of Delaware as of the date hereof. The members hereby adopt, confirm and ratify said Certificate and all acts taken by Todd A. Finger in connection therewith.

2. Name. The name of the Company is:

“Atlantic Scream LLC”

3. Purpose. The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act.

4. Registered Office. The registered office of the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808. At any time, the Company may designate another registered office.

5. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808. At any time the Company may designate another registered agent.

6. Member. The name and the address of the member at the Company are as follows:

c/o Atlantic Recording Corporation

1290 Avenue of the Americas

New York, New York 10019

7. Management. Management of the Company is vested exclusively in the members and the members may delegate management responsibility as deemed necessary or appropriate.

8. Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the earliest to occur of: (a) a decision made at any time by the members to dissolve the Company; (b) the sale, condemnation or other disposition of all of the Company’s assets and the receipt of all consideration therefor; or (c) the bankruptcy or dissolution of the members.

9. Liquidation. Upon a dissolution pursuant to Section 8, the Company business and Company assets shall be liquidated in an orderly manner. The members shall be the liquidators to wind up the affairs of the Company pursuant to this Agreement. In performing their duties, the liquidators are authorized to sell, distribute, exchange or otherwise dispose of Company assets in accordance with the Act in any reasonable manner that the liquidators shall determine to be in the best interests of the members.

10. Initial Capital Contributions; Percentage Interests. The initial cash capital contribution to be made by the members promptly hereafter and the percentage interest of the members in the Company are as follows:

Member	Initial Capital Contribution	Percentage Interest
Atlantic Recording Corporation	$250,050	100%

11. Additional Contributions. The members shall have no obligation to make any additional capital contribution to the Company after the date hereof, but may agree to do so from time to time.

12. Distributions. Distributions shall be made to the members at the times and in the aggregate amounts determined by the members.

13. Admission of Additional or Substitute Members. No substitute or additional member shall be admitted to the Company without the written approval of the members, acting in their sole discretion.

2

14. Liability of Members and Officers. No member, member designee, or officer (each, an “Indemnified Person”) shall have any liability for the obligations or liabilities of the Company, except to the extent, if any, expressly provided in the Act.

15. Exculpation and Indemnification of Indemnified Persons. (a) No Indemnified Person shall be personally liable for any breach of duty in such person’s capacity as a member, member designee or officer of the Company; provided, however, that the foregoing shall not eliminate or limit the liability of any Indemnified Person if a judgment or other final adjudication adverse to the Indemnified Person establishes (i) that the Indemnified Person’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) that the Indemnified Person in fact personally gained a financial profit or other advantage to which the Indemnified Person was not legally entitled or (iii) that, with respect to a distribution subject to Section 18- 607(a) of the Act, the acts of the Indemnified Person were not performed in accordance with Section 18-402 of the Act.

(b) The Company shall, to the fullest extent permitted by the Act, indemnify and hold harmless, and advance expenses to, any Indemnified Person against any losses, claims, damages or liabilities to which the Indemnified Person may become subject in connection with this Agreement or the Company’s business or affairs.

(c) Notwithstanding anything else contained in this Agreement, the indemnity obligations of the Company under paragraph (b) above shall:

(i)	be in addition to any liability that the Company may otherwise have;

(ii)	extend upon the same terms and conditions to the directors, committee members, officers, partners, members and employees of the Indemnified Persons;

(iii)	inure to the benefit of the successors, assigns, heirs and personal representatives of the Indemnified Person and any such persons; and

(iv)	be limited to the assets of the Company.

(d) This Section 15 shall survive any termination of this Agreement and the dissolution of the Company.

16. Amendments. This Agreement may be amended only by written instrument executed by the members.

17. Benefits of Agreement. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any member.

3

18. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

19. Headings. The titles of Sections of this Agreement are for convenience only and shall not be interpreted to limit or amplify the provisions of this Agreement.

20. Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

4

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement of Atlantic Scream LLC as of the date first above written.

ATLANTIC RECORDING CORPORATION

By:	/s/ Michael Kushner
Name: Michael Kushner
Title: Executive Vice President

ATLANTIC SCREAM LLC

UNANIMOUS WRITTEN CONSENT OF THE SOLE MEMBER

The undersigned, constituting the sole member of Atlantic Scream LLC, a Delaware limited liability company (the “Company”), do hereby take the following actions and adopt the resolutions attached hereto as Exhibit A by unanimous written consent pursuant to the Limited Liability Company Agreement of the Company, effective as of February 6, 2007 and Section 18-404(d) of the Delaware Limited Liability Company Act and hereby direct that this Consent be filed with the minutes of the proceedings of the Company.

IN WITNESS WHEREOF, the undersigned has hereunto set its hand as of the day and year below written.

Dated: February 6, 2007

ATLANTIC RECORDING CORPORATION

By:	/s/ Michael Kushner
Name:	Michael Kushner
Title:	Executive Vice President

Exhibit A

Organization

RESOLVED, that the original Certificate of Formation of the Company, filed in the office of the Secretary of State of the State of Delaware on February 6, 2007, is hereby approved.

RESOLVED, that all of the actions taken to effect the formation of the Company are hereby approved, ratified, confirmed and adopted by and on behalf of the Company.

RESOLVED, that Atlantic Recording Corporation is the managing member of the Company.

RESOLVED, that each officer of the managing member of the Company be, and hereby is, authorized on behalf of the Company to employ and engage suitable agents, employees, advisors, consultants and counsel to carry out any activities that the officer is authorized or required to carry out under this Consent and to indemnify such persons against liabilities incurred by them in acting in such capacity on behalf of the Company.

RESOLVED, that for the purpose of authorizing the Company to do business in any jurisdiction in which it is necessary or expedient for the Company to transact business, the officers of the managing member of the Company be, and each of them hereby is, authorized to appoint and substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary statutory offices and, under seal if required, to make and file all necessary certificates, reports, powers of attorney and other instruments as may be required by the laws of such jurisdiction to authorize the Company to transact business therein, and whenever it is expedient for the Company to cease doing business therein and withdraw therefrom, to revoke any appointment of agent or attorney for service of process and to file such certificates, reports, revocations of appointment, or surrenders of authority as may be necessary to terminate the authority of the Company to do business in any such jurisdiction.

RESOLVED, that the fiscal year of the Company shall end on September 30.

RESOLVED, that the officers of the managing member of the Company be, and each of them hereby is, authorized on behalf of the Company to file tax returns with any state, federal or other governmental authority.

RESOLVED, that any officer of the managing member of the Company be, and hereby is, authorized and directed to procure all appropriate Company books,

A-1

books of account and equity interest books that may be deemed necessary or appropriate in connection with the business of the Company.

RESOLVED, that the drafts of the Amended and Restated Operating Agreement of Scream Star Entertainment, LLC (“Scream Star”) and the Membership Interest Purchase Agreement relating to the acquisition of 50% of Scream Star by the Company, submitted to the managing member of the Company, be, and each hereby are, approved, and the Company is authorized to enter into each such agreement and to perform its obligations thereunder, in each case with such changes as the officers of the managing member of the Company may deem necessary or advisable;

RESOLVED, that the officers of the managing member of the Company be, and each of them hereby is, authorized to do and perform (or cause to be performed) in the name and on behalf of the Company or otherwise, all such acts and things and to execute and deliver (or cause to be executed and delivered) and, where necessary or appropriate, to file (or cause to be filed) with the appropriate administrative or governmental authorities all such agreements, documents and instruments, under the seal of the Company (if necessary), as any such officer may deem necessary or advisable to carry out the intent of the foregoing resolutions.

RESOLVED, that in connection with the transactions contemplated in the preceding resolutions, the Secretary and each Assistant Secretary of the managing member of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to certify any resolutions that any such officer may deem necessary or advisable to effectuate the intent of the foregoing resolutions, and that such officers be, and each of them hereby is, authorized and directed to annex any such resolution to this Resolution and thereupon any such resolution shall be deemed adopted as and for the resolutions of the members as if set forth fully therein.

A-2